Exhibit 99.1

FOR IMMEDIATE RELEASE	GREENHUNTER ENERGY, INC.
GREENHUNTER ENERGY ANNOUNCES THE ELECTION OF
JONATHAN D. HOOPES AS PRESIDENT AND
CHIEF OPERATING OFFICER
GRAPEVINE, TEXAS, OCTOBER 2, 2009 — GreenHunter Energy, Inc. (NYSE Amex: GRH), a diversified renewable energy company focused on wind development projects, biomass power generation and the production of biodiesel, announced today the hiring of Mr. Jonathan D. Hoopes as President and Chief Operating Officer. Additionally, Mr. Hoopes has been appointed to the Company’s Board of Directors.
Mr. Hoopes, 42, is a fifteen-year veteran of Wall Street who has spent most of his professional career in the investment banking and financial services industry with a focus on the traditional and renewable energy sectors as well as the information technology sector. He has served in various capital markets, investment banking, and equity research roles at Goldman Sachs, Deutsche Bank, and UBS in London, Hong Kong and New York. Most recently, Mr. Hoopes served as Managing Director at Think Equity, LLC where he led two teams of research analysts in the alternative energy and technology sectors. Mr. Hoopes has also provided cross-border strategic advisory services to clients in the energy technology and renewable energy sectors. He holds an MBA in International Finance from the Wharton School and an MA in East Asian Studies from the University of Pennsylvania.
Commenting on Mr. Hoopes’ election as the President and Chief Operating Officer of GreenHunter Energy, Mr. Gary C. Evans, the Company’s Chairman and CEO, stated, “Jonathan Hoopes brings global experience, a unique perspective and a new drive to GreenHunter Energy that the Company needs to be a successful growth company in this sector. Over the past nine months, the existing GreenHunter Energy management team has navigated through an extremely difficult period and repositioned the Company in a manner that will allow us to grow our business in the renewable energy industry for the future. Jonathan’s energy, honed by his many years of experience in global financial markets, should be a meaningful part of GreenHunter’s anticipated success as we emerge from these difficult economic times.”
Mr. Jonathan D. Hoopes commented, “GreenHunter Energy is a uniquely positioned buyer, developer and operator of next-generation energy assets. I look forward to working closely with the Board, the executive management team and the operating personnel here at GreenHunter Energy to improve shareholder value by focusing the Company on a core set of economically sustainable businesses that can thrive and grow in this exciting, albeit uncertain, economic and regulatory environment.“

Forward-Looking Statements
Any statements in this press release about future expectations and prospects for GreenHunter Energy and its business and other statements containing the words “believes”, “anticipates”, “plans”, “expects”, “will” and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to implement its business plan, government regulation and competition. GreenHunter Energy undertakes no obligation to update these forward-looking statements in the future.
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GreenHunter Energy is focused on the renewable energy sectors of wind, hydro, geothermal, solar, biofuels, and biomass power plants. Our assets consist of leases of real property for future development of wind energy projects located in Montana, New Mexico, California, Texas, Wyoming and The Peoples Republic of China, the nation’s largest biodiesel refinery located in Houston, Texas, a biomass-fired power plant located in Brawley, California, and an option to lease acreage associated with a terminaling facility in Port Sutton, Florida. Headquartered in Grapevine, Texas, GreenHunter Energy was formed to be the first publicly traded renewable energy company based in the U.S. that provides to investors a portfolio of diversified assets in the alternative energy sector. Additional information about GreenHunter Energy may be found at www.greenhunterenergy.com.
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For Further Information Contact:
GreenHunter Energy, Inc.
Jack W. Zedlitz
1048 Texan Trail
Grapevine, TX 76051
Tel: (972) 410-1044
jzedlitz@greenhunterenergy.com